SUB-ITEM 77Q3

AIM INTERNATIONAL SMALL COMPANY FUND

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING: 12/31/2008
FILE NUMBER : 811-1540
SERIES NO.: 19

72DD. 1 Total income dividends for which record date passed during the period.
        (000's Omitted)
        Class A                                          $ 6,463
      2 Dividends for a second class of open-end company shares (000's Omitted)
        Class B                                            $ 307
        Class C                                            $ 466
        Class Y                                            $ 218
        Institutional Class                                $ 704

73A.    Payments per share outstanding during the entire current period:
        (form nnn.nnnn)
      1 Dividends from net investment income
        Class A                                           0.3388
      2 Dividends for a second class of open-end company shares (form nnn.nnnn)
        Class B                                           0.1511
        Class C                                           0.1511
        Class Y                                           0.3388
        Institutional Class                               0.4456

74U.  1 Number of shares outstanding (000's omitted)
        Class A                                           20,596
      2 Number of shares outstanding of a second class of open-end company shares (000's omitted)
        Class B                                            2,169
        Class C                                            3,187
        Class Y                                              722
        Institutional Class                                1,726

74V.  1 Net asset value per share (to nearest cent)
        Class A                                            $9.19
      2 Net asset value per share of a second class of open-end company shares
        (to nearest cent)
        Class B                                            $8.91
        Class C                                            $8.91
        Class Y                                            $9.20
        Institutional Class                                $9.13